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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors
Planar Systems, Inc. and Subsidiaries:

We consent to the use of our report dated November 3, 1999, except as to Note 15 which is as of December 13, 1999, with respect to the consolidated balance sheets of Planar Systems, Inc. and subsidiaries as of September 24, 1999 and September 25, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended September 24, 1999, and our report dated February 29, 2000, relating to the balance sheet of dpiX, LLC as of December 31, 1999, and the related statements of operations and members' capital and cash flows for the period from July 1, 1999 (inception) to December 31, 1999, which reports are incorporated herein by reference.


                              /s/ KPMG LLP

                              KPMG LLP


Portland, Oregon
May 19, 2000